Exhibit 99.1
SELECTED FINANCIAL DATA
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
                                          Year Ended December 31
                                1994      1993      1992     1991     1990
                                      (In Millions, Except Per Share)
Operating revenues             $13,950   $13,325   $11,853  $10,706  $10,296
Earnings (loss) before
  extraordinary item and
  cumulative effect of
  accounting changes                77       (31)     (417)   (332)      94
Extraordinary loss on early
  extinguishment of debt,
  net of tax                        -        (19)       -       -        -
Cumulative effect of
  accounting changes               (26)       -       (540)     -        -
Net earnings (loss)                 51       (50)     (957)   (332)      94
Per share amounts:
  Earnings (loss) before
    extraordinary item and
    cumulative effect of
    accounting changes            0.76     (2.64)   (17.34) (14.31)    4.33
  Extraordinary loss on early
    extinguishment of debt          -      (0.76)       -       -        -
  Cumulative effect of
    accounting changes           (1.37)       -     (22.41)     -        -
  Net earnings (loss)            (0.61)    (3.40)   (39.75) (14.31)    4.33
Total assets at year end        11,764    12,840    12,257   9,876    7,983
Long-term debt and capital
  lease obligations, including
  current portion, and
  redeemable preferred stock
  at year end                    4,077     3,735     3,783   2,533    1,329
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